SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 28, 2016
FIDELITY SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Georgia	No. 001-34981	No. 58-1416811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3490 Piedmont Road, Suite 1550
Atlanta, Georgia 30305
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(404) 639-6500
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
Fidelity Southern Corporation (“Fidelity”) held its annual meeting of shareholders on April 28, 2016. There were three matters submitted to a vote of security holders at Fidelity’s annual meeting.
There were 25,429,990 shares of Common Stock of Fidelity eligible to be voted at the Annual Meeting and 23,344,259 shares were represented at the meeting by the holders thereof, which constituted a quorum.
The first proposal was the election of nine directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified. The shareholders approved each of the nine nominees. The number of votes for the election of the directors was as follows:

Director	Votes Cast For	Votes Cast Against	Abstentions	Broker Non Votes
James B. Miller, Jr.	19,014,953	2,351,136	389,268	1,588,902
David R. Bockel	15,460,581	6,265,901	28,875	1,588,902
Wm. Millard Choate	19,866,535	1,647,273	241,549	1,588,902
Donald A. Harp, Jr.	15,746,883	5,980,384	28,090	1,588,902
Kevin S. King	15,591,283	6,137,506	26,568	1,588,902
William C. Lankford, Jr.	21,588,043	139,026	28,288	1,588,902
H. Palmer Proctor, Jr.	21,569,620	160,641	25,096	1,588,902
W. Clyde Shepherd III	21,548,270	178,998	28,089	1,588,902
Rankin M. Smith, Jr.	15,578,604	6,143,920	32,833	1,588,902
The second proposal was for the ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The shareholders ratified the appointment of Ernst & Young LLP. The number of votes for the ratification of Ernst & Young LLP was as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non Votes
23,111,943	68,422	163,894	—
The third proposal was a non-binding advisory vote on the compensation of its “Named Executive Officers” as described in the proxy statement. This proposal gave Fidelity’s shareholders the opportunity to endorse or not endorse executive compensation and policies. The shareholders approved this proposal. The number of votes for the proposal endorsing the compensation was as follows:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non Votes
13,898,161	7,454,903	402,293	1,588,902

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIDELITY SOUTHERN CORPORATION(Registrant)
/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer
May 3, 2016